Exhibit 10.8

RESTRICTIVE COVENANTS AGREEMENT

This RESTRICTIVE COVENANTS AGREEMENT (this “Agreement”), dated as of [•], 2024 and effective as of the Effective Date (as defined below), is entered into by and between [Adam Forste][Kevin Marchetti] (the “Restricted Party”) and Lineage, Inc., a Maryland corporation (the “Company”).

WHEREAS, the Company is undertaking an initial public offering of its common stock (the “IPO”);

WHEREAS, the Restricted Party holds ownership interests in the Company and the Company’s subsidiaries and following the IPO will continue to hold ownership interests in the Company and the Company’s subsidiaries;

WHEREAS, following the IPO, the Restricted Party will serve as Co-Executive Chairman and a member of the Board of Directors of the Company; and

WHEREAS, in connection with the IPO and the services to be provided by the Restricted Party to the Company, the Restricted Party and the Company desire to enter into this Agreement.

NOW, THEREFORE, for good and valid consideration, the receipt and adequacy of which is hereby acknowledged, the Restricted Party and the Company hereby agree as follows:

I.	EFFECTIVENESS

This Agreement shall become effective upon and as of the date of the first closing of the IPO (the “Effective Date”). In the event that the IPO does not occur, this Agreement shall be null and void and shall be of no force or effect.

II.	NON-SOLICITATION AND NON-COMPETITION

A. Non-Solicitation of Personnel. From the Effective Date through the earlier of (i) the third anniversary of the Effective Date or (ii) the date on which the Restricted Party ceases to own, directly or indirectly, any equity interest in the Company (the “Restricted Period”), the Restricted Party agrees to not, directly or indirectly, for his own benefit or the benefit of anyone else other than the Company or any of its subsidiaries (except on behalf of or with the prior written consent of the Company):

1. solicit, or attempt to solicit, the employment or engagement (whether as an employee or independent contractor, or other service provider) of any person who is, or within six (6) months prior to such solicitation or attempted solicitation was, an employee of the Company or any of its subsidiaries; or

2. encourage or induce, or attempt to encourage or induce, any person who is an employee of the Company or any of its subsidiaries to cease his or her employment with the Company or its subsidiaries or otherwise harm or interfere with the Company’s relationship with such persons.

For the avoidance of doubt, a general job advertisement that does not target the Company or any of its employees does not violate the restrictions set forth in this Section II(A).

B. Non-Solicitation of Business Relationships. During the Restricted Period, the Restricted Party agrees to not, directly or indirectly, for his own benefit or the benefit of anyone else other than the Company or any of its subsidiaries (except on behalf of or with the prior written consent of the Company or any of its subsidiaries):

1. solicit, divert, or appropriate to, or accept on behalf of, or attempt to solicit, divert, appropriate to or accept on behalf of, any Competing Business in the Geographic Area, any business from any customer or actively sought prospective customer of the Company or any of its subsidiaries with whom the Restricted Party has dealt, whose dealings with the Company or its subsidiaries have been supervised by the Restricted Party or about whom the Restricted Party has acquired confidential or proprietary information during the Restricted Period; or

2. encourage or induce, or attempt to encourage or induce, any customers, clients, suppliers, vendors, licensees, licensors, distributors or other business relations of the Company or any of its subsidiaries to reduce, terminate, or refuse to continue business with the Company or any of its subsidiaries or otherwise harm or interfere with the Company’s relationship with such customers, clients, suppliers, vendors, licensees, licensors, distributors or other business relations.

C. Non-Competition. During the Restricted Period, the Restricted Party agrees to not, directly or indirectly, for his own benefit or the benefit of anyone else other than the Company or any of its subsidiaries (except with the prior written consent of the Company or any of its subsidiaries):

1. engage in, conduct, or operate, or prepare to engage in, conduct, or operate, a Competing Business, or any portion thereof, in the Geographic Area (as defined below); or

2. whether as a shareholder, bondholder, lender, officer, director, employee, consultant or otherwise, perform services for, invest in, aid or abet or give information or financial assistance to any person or entity engaged in a Competing Business, or any portion thereof, in the Geographic Area, or any portion thereof; provided, however, that nothing in this Section II(C)(2) shall be deemed to prohibit the Restricted Party from owning as an investment, directly or indirectly, up to two percent (2%) of the securities of any publicly-traded company, or any portion thereof.

The Restricted Party acknowledges and agrees that the restrictions set forth in this Section II are reasonable and necessary to protect the legitimate business interests of the Company, including its trade secrets and other confidential or proprietary information, business relations and goodwill.

D. Certain Defined Terms. As used herein:

1. “Competing Business” means any business of temperature controlled logistics and warehousing and related services that competes or could compete with the business of the Company or any of its subsidiaries as conducted during the Restricted Period. A Competing Business includes any business, or part thereof, whose efforts involve any research and development, products, services or activities in competition with products, services or activities which are, at any time during the Restricted Period, either (x) produced, marketed or otherwise commercially exploited by the Company or any of its subsidiaries or (y) in actual or demonstrably anticipated research or development by the Company or any of its subsidiaries.

2. “Geographic Area” means any city, state, region, and country in which the Company or any of its subsidiaries is then operating or has firm plans to operate at the relevant time during the Restricted Period, but in any event excludes Latin America, defined as the region encompassing Mexico, Central America, South America, the Caribbean and Puerto Rico.

III.	MISCELLANEOUS

A. Judicial Modification; Severability. In the event that a court finds that any covenants set forth herein (including any time, territory or other provision of this Agreement) is unenforceable or invalid as an unreasonable restriction, the Company and the Restricted Party agree that such court will have the power, and the parties expressly desire that the court exercise such power, to revise this Agreement such that such restriction is to be interpreted and enforced to the maximum extent which such court deems reasonable and/or to make any other modifications that the court deems necessary to render the Agreement reasonable, valid and enforceable under applicable law, and the court shall enforce this Agreement as so judicially modified. Without limiting the foregoing, to the extent one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

B. Remedies. In the event that the Restricted Party breaches any of his covenants under this Agreement, the Company may obtain, as its sole remedy, an injunction or other equitable relief restraining the Restricted Party from violating any of the covenants contained in this Agreement. For the avoidance of doubt, neither the Company nor any of its subsidiaries may recover monetary or other damages from the Restricted Party in the event that the Restricted Party breaches any of his covenants under this Agreement or otherwise in connection with this Agreement.

C. Waiver. No failure of the Company to (i) object to any conduct or violation of any of the covenants made by the Restricted Party under this Agreement or (ii) exercise any right, remedy, power or privilege arising from this Agreement shall, in any case, operate or be construed as a waiver thereof. No waiver by the Company of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by a duly authorized representative of the Company.

D. Binding Effect. This Agreement will inure to the benefit of the Company and each of its successors and assigns and may be enforced by any one or more of the same, without the need of any further authorization or agreement from the Restricted Party. This Agreement and all rights and benefits hereunder are personal to the Restricted Party, and neither this Agreement nor any right or interest of the Restricted Party herein or arising hereunder shall be subject to voluntary or involuntary alienation, assignment, pledge or other transfer by him.

E. Modification. Neither party hereto may modify or amend this Agreement, except by a subsequent writing clearly expressing the intent to so modify or amend this Agreement executed by both a duly authorized representative of the Company and the Restricted Party. Any changes to the Restricted Party’s duties, authorities or other terms of his engagement shall not affect this Agreement, which shall remain in full force and effect pursuant to its terms.

F. Choice of Law. The terms and conditions of this Agreement are governed by and are to be interpreted under the laws of the State of [Wyoming][California]1 without regard to the conflicts of law principles, rules or statutes of any jurisdiction.

G. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile, PDF (or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or any other type of copy of an executed version of this Agreement signed by a party is binding upon the signing party to the same extent as the original of the signed agreement.

H. Emergent Cold LatAm Arrangements. Nothing in this Agreement shall be deemed to restrict any activities undertaken for the benefit of Emergent Cold LatAm Holdings LLC and its subsidiaries solely in respect of the Geographic Area.

[signature page follows]

[1]	Note to Draft: Adam Forste’s Agreement will be governed by Wyoming law and Kevin Marchetti’s Agreement will be governed by California law.

THE RESTRICTED PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, HE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND THAT HE HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

FOR GOOD AND VALUABLE CONSIDERATION, THE PARTIES HEREBY ENTER INTO THIS RESTRICTIVE COVENANTS AGREEMENT AS OF THE DATE SET FORTH BELOW.

RESTRICTED PARTY

Date:	Signature:

Print Name:

LINEAGE, INC.

Date:	By:

Name:

Title:

[Signature Page to Restrictive Covenants Agreement]